As Filed with the Securities and Exchange Commission on February 6, 2006
                                                     Registration No. 333-120253

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         POST-EFFECTIVE AMENDMENT NO. 1

                              VIRTUALSCOPICS, INC.
               (Exact name of registrant as specified in charter)

Delaware                               8731                               04-3007151
------------------------------        ---------------------------         ----------------------
(State of other jurisdiction of       (Primary Standard Industrial        I.R.S. Employer
incorporation or organization)        Classification Code Number)         Identification Number)

                              VirtualScopics, Inc.
                                 350 Linden Oaks
                            Rochester, New York 14625
                                 (585) 249-6231
          (Address and telephone number of principal executive offices)

                               Robert Klimasewski
                      President and Chief Executive Officer
                              VirtualScopics, Inc.
                                 350 Linden Oaks
                            Rochester, New York 14625
                                 (585) 249-6231
            (Name, address and telephone number of agent for service)

                                   Copies to:
                            Gregory W. Gribben, Esq.
                             Woods Oviatt Gilman LLP
                     700 Crossroads Building, 2 State Street
                            Rochester, New York 14614
                          Telephone No. (585) 987-2800
                          Facsimile No. (585) 454-3968

Approximate date of proposed sale to the public. THIS POST-EFFECTIVE AMENDMENT DEREGISTERS THOSE SHARES OF COMMON STOCK THAT REMAIN UNSOLD HEREUNDER AS OF THE DATE HEREOF.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box

THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED.

                          DEREGISTRATION OF SECURITIES

      This Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 of VirtualScopics, Inc. (formerly known as ConsultAmerica, Inc.) (the "COMPANY") amends the Registration Statement on Form SB-2 (No. 333-120253) (the "REGISTRATION STATEMENT") that was originally declared effective by the Securities and Exchange Commission on January 11, 2005. This Registration Statement covered the registration of 1,195,000 of the Company's shares of common stock, $ .001 par value per share, for the resale of those shares by the selling stockholders listed therein, plus those additional shares of common stock issued as the result of the Company's 7.5-for-1 stock split, effected on October 21, 2005.

      On November 4, 2005, the Company completed an exchange offer with VirtualScopics, LLC, a New York limited liability company, and certain members of VirtualScopics, LLC, whereby members of VirtualScopics, LLC exchanged their respective membership units in VirtualScopics, LLC for common stock of the Company, and whereby the Company changed its name from ConsultAmerica, Inc., and assumed VirtualScopics' medical image analysis business.

      Prior to the exchange offer, all shares under the Registration Statement had been sold, except 4,503,278 shares. On February 2, 2006, the Company's new Board of Directors terminated the offering following completion of the exchange offer. Accordingly, the Company hereby deregisters 4,503,278 shares of common stock previously registered under the Registration Statement that are unsold.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on February 2, 2006.


                                  VIRTUALSCOPICS, INC.

                                  By: /s/ Robert Klimasewski
                                      ------------------------------------------
                                  Name:   Robert Klimasewski
                                  Title:  President and Chief Executive Officer
                                          (Principal Executive Officer)


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below and on February 2, 2006.

SIGNATURE                       TITLE


/s/ Warren Bagatelle            Chairman
-----------------------------
Warren Bagatelle


/s/ Robert Klimasewski          President and Chief Executive Officer
-----------------------------   Officer  (Principal Executive Officer), Director
Robert Klimasewski


/s/ Molly Henderson             Chief Financial Officer, Vice President-Finance
-----------------------------   (Principal Financial and Accounting Officer),
Molly Henderson                 Secretary and Treasurer


/s/ Colby Chandler              Director
-----------------------------
Colby Chandler


/s/ Sidney Knafel               Director
-----------------------------
Sidney Knafel


/s/ Saara Totterman             Director
-----------------------------
Saara Totterman


/s/ Charles Phelps              Director
-----------------------------
Charles Phelps


/s/ Terence Walts               Director
-----------------------------
Terence Walts